FOR IMMEDIATE RELEASE Media Contacts: Schneider John Claybrooks Erin Elliott 920-592-MKTG (6584) 920-592-3555 media@schneider.com eelliott@hiebing.com Investor Relations Contact: Schneider Steve Bindas 920-592-SNDR (7637) investor@schneider.com Schneider National, Inc. Announces Quarterly Dividend GREEN BAY, Wis. – October 27, 2020 – Schneider National, Inc. (NYSE: SNDR) announced today that on October 26, 2020, its Board of Directors declared a quarterly cash dividend of $0.065 per share on its Class A and Class B common stock, payable to shareholders of record as of December 11, 2020. The dividend is expected to be paid on January 11, 2021. About Schneider Schneider is a premier provider of transportation and logistics services. Offering one of the broadest portfolios in the industry, Schneider’s solutions include Regional and Long-Haul Truckload, Expedited, Dedicated, Bulk, Intermodal, Brokerage, Warehousing, Supply Chain Management and Port Logistics. With nearly $5 billion annual revenue, Schneider has been delivering superior customer experiences and safely getting it done for over 80 years. For more information about Schneider, visit www.schneider.com or follow the company socially on LinkedIn and Twitter: @WeAreSchneider. Source: Schneider SNDR ###